State of Delaware
Secretary of State
Division of Corporations
Delivered 02:57 PM 01/21/2016
FILED 02:57 PM 01/21/2016
SR 20160335111 - File Number 5943514

CERTIFICATE OF INCORPORATION
OF
Forex Development Corporation

FIRST: The name of the corporation is: Forex Development Corporation

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 100,000,000 shares having a par value of $0.000100 per share.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 16192 Coastal Highway, Lewes, DE 19958.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this January 21, 2016.

Signed and Attested to by: Richard H. Bell II

Harvard Business Services, Inc., Incorporator
By: Richard H. Bell, II, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:05 PM 03/22/2017
FILED 05:05 PM 03/22/2017
SR 20171937384 - File Number 5943514

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of FOREX DEVELOPMENT CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation is authorized to issue is 110,000,000 consisting of 100,000,000 shares of Common Stock at $0.0001 par value per share, and 10,000,000 shares of Preferred Stock at $0.0001 par value per share of which the Board of Directors is authorized to determine the qualifications, limitations, voting and other powers, preferences and relative, participating, optional or other rights of the Preferred Stock.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 16th day of February, 2017.

By: ______________________
Authorized Officer

Title: President

Name: Mitchel Eaglstein